EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors
Airborne Freight Corporation
Seattle, Washington

We Consent to the incorporation by reference in Registration Statement Nos. 33-3713, 2-67161, 33-39720, 33-51651 and 33-58905 on Form S-8 of our
reports dated February 9, 1996, on the consolidated financial statements of Airborne Freight Corporation and subsidiaries appearing in the Company's 1995 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1995.

Our audit of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule listed in the accompanying Index at Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information therein set forth.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
March 22, 1996